                                                                  EXHIBIT 99.(I)

                              INDEMNITY AGREEMENT


     THIS AGREEMENT made and entered into this _____ day of ________, 1993, by and between TRIANGLE PACIFIC CORP., a Delaware corporation (hereinafter called the "Company"), and __________________, who is presently serving the Company in the capacity of an officer and/or director thereof (hereinafter "Indemnitee");

     WHEREAS, there is a general awareness that competent and experienced persons are becoming more reluctant to serve as directors or officers of a corporation unless they are protected by comprehensive insurance or indemnification, especially since stockholder and derivative lawsuits against publicly-held corporations, their directors and officers for line-of-duty decisions and actions have increased in number in recent years for damages in amounts which have no reasonable or logical relationship to the amount of compensation received by the directors or officers from the corporation; and

     WHEREAS, Section 145 of the General Corporation Law of the State of Delaware under which the Company is organized, empowers corporations to indemnify persons serving as a director, officer, employee or agent of the corporation or a person who serves at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, and further specifies that the indemnification set forth in said section "shall not be deemed exclusive to any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise"; and said section further empowers a corporation to "purchase and maintain insurance" (on behalf of such persons) "against any liability asserted against him or incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provision of said laws"; and

     WHEREAS, the Company desires to have Indemnitee serve or continue to serve as an officer and/or director of the Company or of any other corporation, subsidiary, partnership, joint venture, trust or other enterprise (hereinafter called "Affiliate of the Company") of which he or she has been or is serving at the request, for the convenience of or to represent the interests of the Company, free from undue concern for unpredictable, inappropriate or unreasonable claims for damages by reason of his or her being a director or officer of the Company or of an Affiliate of the Company or by reason of his or her decisions or actions on their behalf; and Indemnitee desires to serve, or to continue to serve (provided that he or she is furnished the indemnity provided for hereinafter), in one or more of such capacities;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                  ARTICLE I

                               AGREEMENT TO SERVE

          Section 1.1.  Agreement to Serve.  Indemnitee will serve and/or
                        ------------------
continue to serve, at the will of the Company or under separate contract, if such exists, the Company or an Affiliate of the Company as an officer and/or director of the Company faithfully and to the best of his or her ability so long as he or she is duly elected and qualified in accordance with the provisions of the Bylaws thereof or until such time as he or she tenders his or her resignation in writing.

                                   ARTICLE II

                                INDEMNIFICATION

          Section 2.1.  General.  The Company shall indemnify, and advance
                        -------
Expenses (as this and all other capitalized words used in this Agreement and not previously defined in this Agreement are defined in Section 2.14 of this Agreement) to, Indemnitee to the fullest extent permitted by applicable law in effect on the date of this Agreement, and to such greater extent as applicable law may thereafter permit. The rights of Indemnitee provided under the preceding sentence shall include, but not be limited to, (i) the right to be indemnified to the fullest extent permitted by Section 145(b) of the DGCL, as in effect on the date of this Agreement, and to such greater extent as Section 145(b) may thereafter permit, in Proceedings by or in the right of the Company, and (ii) the right to be indemnified to the fullest extent permitted by Section 145(a) of the DGCL, as in effect on the date of this Agreement, and to such greater extent as Section 145(a) may thereafter permit, in all other Proceedings. The provisions set forth below in this Article II are provided in furtherance, and not by way of limitation, of the obligations expressed in this
Section 2.1.

          Section 2.2.  Expenses Related to Proceedings.  Without limiting in
                        -------------------------------
any way the rights of Indemnitee provided under Section 2.1 of this Agreement,
(i) if Indemnitee is, by reason of his or her Corporate Status, a witness in or a party to and is successful, on the merits or otherwise, in any Proceeding, he or she shall be indemnified against all Expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith, and (ii) if Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to any Matter in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or her or on his or her behalf relating to each Matter. The termination of any Matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such Matter.

          Section 2.3.  Advancement of Expenses.  Indemnitee shall be advanced
                        -----------------------
Expenses within ten days after requesting them to the fullest extent permitted by Section 145(e) of the DGCL, as in effect on the date of this Agreement, and to such greater extent as Section 145(e) may thereafter permit.

     Section 2.4.  Conduct of Litigation.
                   ---------------------

          (a) If any claim is made or action brought against Indemnitee for which Indemnitee intends to seek indemnification by the Company hereunder, Indemnitee, to the extent not inconsistent with any private insurance coverage obtained by the Company:

               (i) shall retain counsel reasonably acceptable to Indemnitee and the Company to defend such claim or action, and shall permit the Company to monitor and direct the defense of such claim or action; or

               (ii) at the Company's option, shall permit the Company, at its expense and with the use of counsel selected by it and reasonably acceptable to Indemnitee, to conduct the defense of such claim or action.

     The option given the Company under subsection (a)(ii) of this Section 2.4 shall be available to the Company at any time even if Indemnitee has proceeded initially to retain his or her own counsel pursuant to subsection
     (a)(i) of this Section 2.4.

          (b) If the Company elects to proceed under subsection (a)(ii) of this
     Section 2.4, Indemnitee shall cooperate in all reasonable respects with the Company in the defense of the claim or action in question. If the Company permits Indemnitee initially to proceed under subsection (a)(i) of this
     Section 2.4 and then the Company elects to proceed under subsection (a)(ii) of this Section 2.4, the Company's indemnification and advancement of Expenses pursuant to this Agreement shall include the reasonable costs, including, without limitation, reasonable attorneys' fees, incurred by Indemnitee in initially proceeding under subsection (a)(i) of this Section
     2.4 and in facilitating the Company's conduct of the defense after it has elected to proceed under subsection (a)(ii) of this Section 2.4.

          (c) Indemnitee shall have the right to employ his or her own counsel in any Proceeding; however, except as otherwise provided in subsection (b) of this Section 2.4, any fees and expenses of such counsel incurred after the Company elects to proceed under subsection (a)(ii) of this Section 2.4 shall be paid by Indemnitee, unless:

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

               (i) the employment of separate counsel by Indemnitee is authorized in writing by the Company; or

               (ii) the parties to such Proceeding include Indemnitee, the Company and/or other parties, and the Company has retained the same counsel for Indemnitee, the Company and/or such other parties, and Indemnitee shall have been advised by counsel that one or more legal defenses may be available to him or her which may not be available to the Company and/or such other parties; or

               (iii) the Company shall not in fact have selected and employed counsel to assume the defense of such Proceeding; or

               (iv) the parties to such Proceeding include Indemnitee, the Company and/or other parties, and the Company has retained the same counsel for Indemnitee, the Company and/or such other parties, and Indemnitee shall have been advised by counsel that under applicable rules of ethical conduct such retained counsel may not represent all of such parties and no permitted waiver of such rules has occurred;

     in each of which cases the fees and expenses of Indemnitee's counsel shall be paid by the Company.

      Section 2.5.  Notice of Claims and Request for Indemnification.  If
                    ------------------------------------------------
Indemnitee receives a written complaint, written claim, or other written notice of any loss, claim, damage, or liability giving rise to a claim for indemnification or advancement of Expenses under this Agreement, Indemnitee shall promptly notify the Company of such complaint, claim, or other notice in writing, but the omission to so notify the Company shall not relieve the Company from any liability under this Agreement, unless it is materially prejudiced by such omission and had no actual knowledge of such complaint, claim, or other notice. In no event shall the Company be obligated to indemnify Indemnitee for any amounts paid in settlement of any claim or action effected without the Company's prior written consent, which shall not be unreasonably withheld. The Company shall not settle any claim or action in any manner which would result in the imposition of any penalty, fine, or limitation on, or otherwise adversely affect, Indemnitee without his or her prior written consent, which shall not be unreasonably withheld; provided that, the Company shall not be required to obtain the consent of Indemnitee to the settlement of any claim or action which the Company has undertaken to defend if the Company assumes full and sole responsibility for such settlement and the settlement grants Indemnitee an unqualified release in respect of all liabilities at issue in such claim or action.

      Section 2.6.  Determining Entitlement to Indemnification if no Change of
                    ----------------------------------------------------------
Control. If there has been no Change of Control at the time the request for
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indemnification is sent, Indemnitee's entitlement to indemnification shall be determined in accordance with Section 145(d) of the DGCL, as currently in effect. If entitlement to indemnification is to be determined by Independent Counsel, the Company shall furnish notice to Indemnitee within ten days after receipt of the request for indemnification, specifying the identity and address of Independent Counsel. Indemnitee may, within fourteen days after receipt of such written notice of selection, deliver to the Company a written objection to such selection. Such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of Independent Counsel, and the objection shall set forth with particularity the factual basis of such assertion. If there is an objection to the selection of Independent Counsel, either the Company or Indemnitee may petition the Court of Chancery of the State of Delaware or any other court of competent jurisdiction for a determination that the objection is without a reasonable basis and/or for the appointment as Independent Counsel of a person selected by the court.

      Section 2.7.  Determining Entitlement to Indemnification if Change of
                    -------------------------------------------------------
Control.  If there has been a Change of Control at the time the request for
-------
indemnification is sent, Indemnitee's entitlement to indemnification shall be determined in a written opinion by Independent Counsel selected by Indemnitee. Indemnitee shall give the Company written notice advising of the identity and address of the Independent Counsel so selected. The Company may, within seven days after receipt of such written notice of selection, deliver to Indemnitee a written objection to such selection. Indemnitee may, within five days after receipt of such objection from the Company, submit the name of another Independent Counsel, and the Company may, within seven days after receipt of such written notice of selection, deliver to Indemnitee a written objection to such selection. Any objection is subject to the limitations in Section 2.6 of this Agreement. Indemnitee may petition the Court of Chancery of the State of Delaware or any other court of competent jurisdiction for a determination that the Company's objection to the first and/or second selection of Independent Counsel is without a reasonable basis and/or for the appointment as Independent Counsel of a person selected by the court.

      Section 2.8.  Procedures of Independent Counsel.  If there has been a
                    ---------------------------------
Change of Control before the time the request for indemnification is sent by Indemnitee, Indemnitee shall be presumed (except as otherwise expressly provided in this Agreement) to be entitled to indemnification upon submission of a request for indemnification in accordance with Section 2.5 of this Agreement, and thereafter the Company shall have the burden of proof to overcome the presumption in reaching a determination contrary to the presumption. The presumption shall be used by Independent Counsel as a basis for a determination of entitlement to indemnification unless the Company provides information sufficient to overcome such presumption by clear and convincing evidence or the investigation, review and analysis of Independent

Counsel convinces him or her by clear and convincing evidence that the presumption should not apply.

     Except in the event that the determination of entitlement to indemnification is to be made by Independent Counsel, if the person or persons empowered under Section 2.6 or 2.7 of this Agreement to determine entitlement to indemnification shall not have made and furnished to Indemnitee in writing a determination within sixty days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification unless Indemnitee knowingly misrepresented a material fact in connection with the request for indemnification or such indemnification is prohibited by law. The termination of any Proceeding or of any Matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that (a) Indemnitee did not act in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the Company, or (b) with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his or her conduct was unlawful.

      Section 2.9.  Expenses of Independent Counsel.  The Company shall pay any
                    -------------------------------
and all reasonable fees and expenses of Independent Counsel incurred acting pursuant to this Agreement and in any proceeding to which it is a party or witness in respect of its investigation and written report and shall pay all reasonable fees and expenses incident to the procedures in which such Independent Counsel was selected or appointed. No Independent Counsel may serve if a timely objection has been made to his or her selection until a court has determined that such objection is without a reasonable basis.

      Section 2.10.  Trial De Novo.  In the event that (a) a determination is
                     -------------
made pursuant to Section 2.6 or 2.7 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (b) advancement of Expenses is not timely made pursuant to Section 2.3 of this Agreement, (c) Independent Counsel has not made and delivered a written opinion determining the request for indemnification (i) within ninety days after being appointed by a court, (ii) within ninety days after objections to his or her selection have been overruled by a court or (iii) within ninety days after the time for the Company or Indemnitee to object to his or her selection or (d) payment of indemnification is not made within five days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to Section 2.6, 2.7 or 2.8 of this Agreement, Indemnitee shall be entitled to an adjudication in any court of competent jurisdiction of his or her entitlement to such indemnification or advancement of Expenses. In the event that a determination shall have been made that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 2.10 shall be conducted in all respects as a de novo trial on the merits, and Indemnitee shall not be prejudiced by reason of that adverse determination. If a Change of Control shall have occurred, in any judicial proceeding commenced pursuant to this Section 2.10, the Company shall have the burden of proving that Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be. If a determination shall have been made or deemed to have been made that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 2.10, or otherwise, unless Indemnitee knowingly misrepresented a material fact in connection with the request for indemnification, or such indemnification is prohibited by law.


     The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 2.10 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all provisions of this Agreement. In the event that Indemnitee, pursuant to this Section 2.10, seeks a judicial adjudication to enforce his or her rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all Expenses actually and reasonably incurred by him or her in such judicial adjudication, but only if he or she prevails therein. If it shall be determined in such judicial adjudication that Indemnitee is entitled to receive part but not all of the indemnification or advancement of Expenses sought, the Expenses incurred by Indemnitee in connection with such judicial adjudication or arbitration shall be appropriately prorated.

      Section 2.11.  Non-Exclusivity; Conflicts.  The rights of indemnification
                     --------------------------
and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Restated Certificate of Incorporation or Bylaws of the Company, any agreement, a vote of stockholders, a resolution of the Board of Directors of the Company or otherwise. No amendment, alteration or repeal of this Agreement or any provision hereof shall be effective as to Indemnitee for acts, events and circumstances that occurred, in whole or in part, before such amendment, alteration or repeal. If any provision of this Agreement shall be in conflict with, limit in any way, or be more restrictive than any provision of any applicable statute in effect as of the date hereof or hereafter under the laws of the State of Delaware, then the provision that is more favorable to Indemnitee shall govern. The parties to this Agreement agree to amend this Agreement from time to time in order that its provisions remain consistent with the most favorable applicable statutory provisions or judicial determinations relating to indemnification of directors and/or officers under the laws of the State of Delaware.

      Section 2.12.  Insurance and Subrogation.  To the extent the Company
                     -------------------------
maintains an insurance policy or policies providing liability insurance for directors or officers of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person serves at the request of the Company, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of coverage available for any such director or officer under such policy or policies.

     The Company shall (a) through an appropriate provision in its Bylaws, indemnify the Indemnitee to the maximum extent permitted by Delaware law and (b) acquire and maintain directors and officers liability insurance covering the Indemnitee (and to the extent it desires, other directors and officers of the Company), to the extent it is available at commercially reasonable rates (but in no event shall the Company be required to purchase such insurance in the amount of coverage exceeding that which can be purchased by the Company at aggregate premiums of $150,000 per year).

     In the event of any payment hereunder, the Company shall be subrogated to the extent of such payment to all the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

     The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if, and to the extent that, Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement, the Restated Certificate of Incorporation or Bylaws of the Company or otherwise.

      Section 2.13.  Certain Persons Not Entitled to Indemnification.
                     -----------------------------------------------
Notwithstanding any other provision of this Agreement, no person shall be entitled to indemnification or advancement of Expenses under this Agreement with respect to any Proceeding, or any Matter therein, brought or made by such person against the Company.

      Section 2.14.  Definitions.  For purposes of this Agreement:
                     -----------

     "Change of Control" means a change in control of the Company after the date of this Agreement in any one of the following circumstances: (a) there shall have occurred an event required to be reported in response to Item 6(e) of
Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Company is then subject to such reporting requirement; (b) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) shall have become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding voting securities without prior approval of at least two-thirds of the members of the Board of Directors of the Company in office immediately prior to such person's attaining such percentage interest; (c) the Company is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors of the Company in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; or (d) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (including for this purpose any new director whose election or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.

     "Corporate Status" describes a status of a person who is or was a director, officer, or employee or agent of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the Company.

     "DGCL" means the General Corporation Law of the State of Delaware.

     "Expenses" shall include all reasonable attorneys' fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating or being or preparing to be a witness in a Proceeding.

     "Indemnitee", for purposes of Article II hereof, means the Indemnitee named in the opening paragraph of this Agreement who is, or is threatened to be made, a witness in or a party to any Proceeding as described in Section 2.1 or 2.2 hereof by reason of his or her Corporate Status.

     "Independent Counsel" means a law firm, or member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the five years previous to his or her selection or appointment has been, retained to represent: (a) the Company or Indemnitee in any matter material to either such party, (b) any other party to the Proceeding giving rise to a claim for indemnification hereunder or (c) the beneficial owner, directly or indirectly, of securities of the Company representing 5% or more of the combined voting power of the Company's then outstanding voting securities.

     "Matter" is a claim, a material issue or a substantial request for relief.

     "Proceeding" includes any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding, whether civil, criminal, administrative or investigative, except one initiated by Indemnitee pursuant to Section 2.10 of this Agreement to enforce his or her rights under this Agreement.

                                  ARTICLE III

                                 MISCELLANEOUS

      Section 3.1.  Notices.  Any notice or other communication required or
                    -------
permitted to be given or made to the Company or Indemnitee pursuant to this Agreement shall be given or made in writing by depositing the same in the United States mail, with postage thereon prepaid, addressed to the person to whom such notice or communication is directed at the address of such person on the records of the Company, and such notice or communication shall be deemed given or made at the time when the same shall be so deposited in the United States mail. Any such notice or communication to the Company shall be addressed to the Secretary of the Company.

      Section 3.2.  Contractual Rights.  The right to be indemnified or to the
                    ------------------
advancement or reimbursement of Expenses under this Agreement (i) is a contract right based upon good and valuable consideration, pursuant to which Indemnitee may sue, (ii) is and is intended to be retroactive and shall be available as to events occurring prior to the date of this Agreement and (iii) shall continue after any rescission or restrictive modification of this Agreement as to events occurring prior thereto.

      Section 3.3.  Severability.  If any provision or provisions of this
                    ------------
Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby; and, to the fullest extent possible, the provisions of this Agreement shall be construed so as to give effect to the intent manifested by the provisions held invalid, illegal or unenforceable.

      Section 3.4.  Successors; Binding Agreement.  The Company shall require
                    -----------------------------
any successor to all or substantially all of the business and/or assets of the Company (whether direct or indirect, by purchase, merger, consolidation or otherwise), by agreement in form and substance reasonably satisfactory to Indemnitee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 3.4 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

     This Agreement shall inure to the benefit of and be enforceable by (a) Indemnitee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees, and (b) the Company's successors and assigns.

      Section 3.5.  Counterparts, Modification, Headings, Gender.
                    --------------------------------------------

          (a) This Agreement may be executed in any number of counterparts, each of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing any such counterpart.

          (b) No provisions of this Agreement may be modified, waived, or discharged unless such waiver, modification, or discharge is agreed to in writing and signed by Indemnitee and an appropriate officer of the Company. No waiver by any party at any time of any breach by any other party of, or compliance with, any condition or provision of this Agreement to be performed by any other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or at any prior or subsequent time.

          (c) Section headings are not to be considered part of this Agreement, are solely for convenience of reference, and shall not affect the meaning or interpretation of this Agreement or any provision set forth herein.

          (d) Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

      Section 3.6.  Entire Agreement; Assignability.  This Agreement constitutes
                    -------------------------------
the entire agreement of the parties hereto relating to the subject matter hereof and there are no written or oral terms or representations made by either party other than those contained herein. This Agreement shall not be assignable by either party without the consent of the other.

      Section 3.7.  Governing Law.  THIS AGREEMENT AND THE RIGHTS AND
                    -------------
OBLIGATIONS HEREUNDER SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE. NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED TO REQUIRE ANY UNLAWFUL ACTION OR INACTION BY ANY PARTY.

      Section 3.8.  Termination.
                    -----------

          (a) This Agreement shall terminate upon the mutual agreement of the parties that this Agreement shall terminate or upon the death of Indemnitee or the resignation, retirement, removal or replacement of Indemnitee from all of his or her positions as a director and/or officer of the Company.

          (b) The termination of this Agreement shall not terminate:

               (i) the Company's liability for claims or actions against Indemnitee arising out of or related to acts, omissions, occurrences, facts or circumstances occurring or alleged to have occurred prior to such termination; or

               (ii) the applicability of the terms and conditions of this Agreement to such claims or actions.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                      TRIANGLE PACIFIC CORP.



                      By:
                          Name:
                          Title:


                      INDEMNITEE




                          Name: